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FOR IMMEDIATE RELEASE


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
INVESTOR CONTACTS:   NATE WALLACE                       RAJ RAJAJI
                     Manugistics, Inc.                  Manugistics, Inc.
                     Director, Investor Relations       Chief Financial Officer
                     301-984-5059                       301-984-5087

PRESS CONTACTS:      JOEL WEINSHANK                     EAMON BOBOWSKI
                     Manugistics, Inc.                  Ogilvy PR (For Manugistics)
                     jweinsha@manu.com                  eamon.bobowski@ogilvypr.com
                     301-984-5330                       202-736-1652
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              MANUGISTICS COMPLETES ACQUISITION OF TALUS SOLUTIONS

          SUPPLY CHAIN MANAGEMENT AND PRICING AND REVENUE OPTIMIZATION
                  TO DELIVER ENTERPRISE PROFIT OPTIMIZATION(TM)

ROCKVILLE, MD. -- DECEMBER 22, 2000 -- Manugistics Group, Inc. (Nasdaq: MANU) today announced it has completed its acquisition by merger (Merger) of Atlanta, Ga.-based Talus Solutions, Inc. The closing of the acquisition is a major differentiator in Manugistics' efforts to provide the world's first enterprise profit optimization (EPO) solutions that are designed to maximize both revenue and margin contribution.

In connection with the closing of the Merger, Manugistics issued a total of 7,026,260 shares of Manugistics common stock, which have a value of approximately $299,382,000 based on the closing price of Manugistics common stock on December 21, 2000. Of these shares, a total of approximately 5,972,530 shares were delivered to Manugistics' exchange agent for direct transfer to the former Talus stockholders following closing of the Merger. A total of approximately 1,053,730 shares are being delivered to State Street Bank and Trust Company, as escrow agent, to secure potential indemnification claims of Manugistics. To the extent that the escrowed shares are not subject to indemnification claims on the various release dates when distribution is to occur, the escrowed shares will be delivered to the Talus stockholders in three installments, with the last such installment due to be distributed on September 30, 2002.

In addition, a total of approximately 1,373,608 shares have been reserved for issuance upon exercise of outstanding Talus stock options and warrants assumed by Manugistics in connection with the Merger.

Certain former Talus stockholders holding a total of approximately 5,456,460 shares of Manugistics common stock, including escrowed shares, have agreed not to resell such shares prior to certain staged release dates. The lock-up period as to the last of such shares ends on October 31, 2001.

"The integration of Talus' products into Manugistics' core offerings is on track to produce an entirely new category of solutions designed to help enterprises and marketplaces increase


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revenue, lower operating costs, enhance profitability and accelerate growth,"
said Greg Owens, Manugistics chairman designate and chief executive officer. "We are already seeing considerable interest from within our installed client base - as well as in numerous sales cycles - for our pricing and revenue optimization solutions. With the Talus acquisition, we anticipate revenue growth in our 2002 fiscal year to be in excess of 50% over that of fiscal year 2001."

Esther Dyson, chairman of EDventure Holdings, a publisher of computer industry literature and sponsor of national and international computer industry forums, was today appointed a Class I director of Manugistics, with a term expiring in 2002. Ms. Dyson served on the board of Talus Solutions, Inc. and currently serves on the board of various Internet and information technology companies. She is a graduate of Harvard University with a degree in economics and recently finished a two-year term as founding chairman of ICANN, the Internet Corporation for Assigned Names and Numbers.

Steven A. Denning, currently Executive Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments, was today appointed a Class II director of Manugistics, with a term expiring in 2003. He has been with General Atlantic Partners, LLC since 1980. General Atlantic Partners, LLC is a significant stockholder of Manugistics. Mr. Denning also serves on the boards of Eclipsys Corporation, Exult, Inc., EXE Technologies, Inc., and Infogrames Inc. as well as several private information technology companies. He received an M.B.A. from Stanford Graduate School of Business, an M.S. degree from the Naval Graduate School and a B.S. from the Georgia Institute of Technology.


ABOUT MANUGISTICS GROUP, INC.

Headquartered in Rockville, Md., Manugistics Group, Inc. is the premiere global provider of enterprise profit optimization (EPO) solutions that combine supply chain management and pricing and revenue optimization. Manugistics' EPO solutions help enterprises and marketplaces lower operating costs, enhance profitability and accelerate growth. The company's list of clients includes industry leaders such as 3Com, Amazon.com, BP, Brown & Williamson, Coca-Cola Bottling, Compaq, DuPont, eConnections, Ford, FreightWise, General Electric, Harley-Davidson, Hormel, Marriott, Nestle, Timberland, Unilever and United Airlines. For more information, go to www.manugistics.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that are subject to risks and uncertainties, and there are important factors that could cause actual results to differ materially from those anticipated by such statements. Certain of such statements may be identified by use of words or phrases such as "anticipate," "believe," "estimate," "expect," "foresee," "future," "intend," "optimistic," "positioned," "well-positioned" or "will." A discussion of these factors is set forth in the company's Annual Report on Form 10-K for the year ended February 29, 2000 (under the caption "Factors That May Affect Future Results," within the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the report) and other reports and documents filed with the Securities and Exchange Commission which are publicly available. Copies of these documents may also be obtained by contacting the


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company's Investor Relations department at 301-984-5000. The company assumes no obligation to update the information contained in this press release.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Manugistics Group, Inc. will be complying with the filing requirements of SEC in connection with the acquisition. The filings will contain more complete information about the acquisition. Investors and security holders are urged to read SEC filings regarding this acquisition carefully when they are available. These documents will contain important information about Manugistics Group, Inc., Talus Solutions, Inc., the acquisition and related matters. Investors and security holders will be able to obtain copies of these documents through the website maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov. Copies of these documents may also be obtained by request from Manugistics by mail to Manugistics, 2115 East Jefferson Street, Rockville, MD 20852-4999 attention: Investor Relations, telephone: (301) 984-5000.

You may read and copy any reports, statements or other information filed by Manugistics at the SEC public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at any of the Commission's other public reference rooms in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Manugistics' filings with the Commission are also available to the public from commercial document-retrieval services and at the Web site maintained by the Commission at http://www.sec.gov.

                                       ###

Manugistics is a registered trademark, and the Manugistics logo and the phrase "Leveraged Intelligence" are trademarks, of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners. Additional information about Manugistics can be found at the company's site on the World Wide Web, at http://www.manugistics.com